Exhibit 99.1

Spire Global Announces Second Quarter 2022 Results

•	Revenue increased 113% year-over-year to $19.4M

•	Annual recurring revenue increased 133% year-over-year to $85.3 million

•	Improved sequential annual recurring revenue net retention rate to 108%

•	Reaffirmed guidance for annual recurring revenue and positive free cash flow timing

VIENNA, VA (August 10, 2022) – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”) a leading provider of space-based data, analytics and space services, today announced results for its quarter ended June 30, 2022. The company will webcast a management call at 5:00 pm ET today to discuss the results.

“The achievements in the second quarter highlight our continued execution across the business. We again delivered results that were better than expected on both the top and bottom line,” said Peter Platzer, Spire’s CEO. “As the world continues to face challenges associated with geopolitical and climate change events, Spire continues to provide customers with unique, mission-critical insights and solutions from space that create a more sustainable, equitable, and prosperous future.”

“We successfully executed on our “land and expand” strategy in the second quarter, adding new solution customers and increasing revenue growth from our existing customers,” said Thomas Krywe, Spire’s CFO. “The $120 million credit facility that we successfully closed also highlights the strength of our business, which further improves our balance sheet, and allows us to continue executing on our four growth pillars as we relentlessly drive towards positive cash flow in 19 to 25 months.”

Second Quarter 2022 Highlights

Financial:

•

Second quarter 2022 revenue increased 113% year-over-year to $19.4 million, which topped the high end of our guidance of $19.2 million, and was driven by increased adoption by existing customers and recent new customer additions.

•

As of June 30, 2022, annual recurring revenue increased 133% to $85.3 million, with 692 annual recurring revenue solution customers. This is a net increase of 65 customers for the quarter and 27 customers over the high end of our Q2 guidance range.

•

Second quarter GAAP operating loss was $16.4 million and non-GAAP[1] operating loss was better than our guidance by $1.9 million at a loss of $10.1 million. Outperformance in the quarter was the result of strong revenue flowing through to margin and lower headcount-related spending. As Spire continues to make investments in future growth, the focus remains on driving efficiencies in the business to reach profitability.

[1]	Non-GAAP Financial Measure, please see section titled Non-GAAP Financial Measures for the definition of such measures

Business:

•

Spire was awarded a contract from a Fortune 100 company to provide insights on multiple attributes of ocean vessels including vessel type, capacity, and size along with live data ranging from the vessel's position, current voyage status, reported destination and ETA. This data provides insights on what future products may be beneficial to vessel owner/operators, as well as to perform predictive maintenance by deriving the optimum time and place for the maintenance while ensuring people and resources are ready when the vessel arrives.

•

Spire was awarded its largest numerical weather prediction deal to date, a multi-million dollar subcontract from TCOM for weather forecasts at aerostat sites. Spire’s weather forecasts will play a crucial role in the efficient and effective operations of these large-scale, tethered weather balloons. Spire’s space-based data will be the differentiator between potentially damaging downtime and operational success, especially in remote areas of the world.

•

During the quarter, Spire received a follow-on 12 month, $6 million contract from NASA for Earth Observation data that is critical to the efforts of U.S. government agencies and researchers solving some of humanity's biggest challenges, such as climate change.

Technology:

•

Spire continued to improve its geolocation capabilities by recently deploying satellites equipped with an antenna and software-defined radio tuned to capture signals from L-Band Satcom. The presence of these signals in certain locations and under certain circumstances is indicative of activities that are of critical importance for some of our government customers to help make the world a safer place.

•	Spire developed the ability to fly its satellites autonomously, in formation, using differential drag, a capability that is highly beneficial for signal geolocation and coordinated Earth Observation.

•

Spire developed a capability to provide optimized weather forecasts 15 days out, an increase from the previous 7-day forecast period. Utilizing machine learning, Spire continuously works to optimize its forecasts by leveraging the vast data vault that it has accumulated to train its models to deliver better forecasts.

•

Spire recently announced a partnership with RAL Space, a part of the Science and Technology Facilities Council in the UK, to deploy a Hyperspectral Microwave Sounder on Spire satellites. The microwave sounders will enable a higher level of measurement accuracy for both moisture and temperature, which are essential in numerical weather prediction. Spire expects that the improvement in data quality, as well as the increase in data, will lead to material improvements in weather forecasting, augmenting the numerous other weather data types Spire collects from space today.

Financial Outlook

Spire is providing guidance for the third quarter ending September 30, 2022, and the full year ending December 31, 2022. This guidance assumes continued strength of the U.S. dollar in relation to foreign currencies, which creates a headwind to revenue growth.

	Q3 FY22	Full Year FY22
	Guidance	Guidance
Revenue (millions)	$19.5 - $20.5	$80.0 - $83.0
Y/Y Growth	104% - 114%	84% - 91%
ARR (millions)	$90.3 - $91.3	$101.0 - $105.0
Y/Y Growth	100% - 102%	43% - 48%
ARR Solution Customers	710 - 720	735 - 745
Non-GAAP Operating Loss (millions)	($11.8) - ($10.8)	($46.5) - ($43.5)
Adjusted EBITDA (millions)	($8.7) - ($7.7)	($33.0) - ($30.0)
Non-GAAP Loss Per Share	($0.11) - ($0.10)	($0.42) - ($0.40)
Basic Weighted Average Shares (millions)	139.9	139.8

The non-U.S. generally accepted accounting principles (“GAAP”) operating loss, adjusted EBITDA and non-GAAP loss per share included in the table above are non-GAAP measures. Please see the section titled Non-GAAP Financial Measures for the definition of such measures. Spire has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables included in this press release for its second quarter 2021 and 2022 results, as well as its outlook for such measures for third quarter and full year 2022.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating loss, EBITDA, Adjusted EBITDA and non-GAAP loss per share. Spire’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating its ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Spire excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to Spire’s. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in Spire’s financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Spire’s financial information in its entirety and not rely on a single financial measure.

Spire adjusts the following items from one or more of its non-GAAP financial measures:

Loss on satellite deorbit and launch failure. Spire excludes loss on satellite deorbit and launch failure because if there was no loss, the expense would be accounted for as depreciation and would also be excluded as part of its EBITDA calculation.

Change in fair value of warrant liabilities and contingent earned liabilities. Spire excludes this as it does not reflect the underlying cash flows or operational results of the business.

Other expense, net. Spire excludes other expense, net because it includes one-time and other items that do not reflect the underlying operational results of the business.

Stock-based compensation. Spire excludes stock-based compensation expenses primarily because they are non-cash expenses that it excludes from its internal management reporting processes. Spire also finds it useful to exclude these expenses when management assesses the appropriate level of various operating expenses and resource allocations when budgeting, planning, and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Stock Compensation, Spire believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between its recurring core business operating results and those of other companies.

Amortization of purchased intangibles. Spire incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Spire excludes these expenses for its internal management reporting processes. Spire’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Spire’s revenues earned during the periods presented and will contribute to Spire’s future period revenues as well.

Other Acquisition Accounting Amortization. Spire incurs amortization expense for purchased data rights in connection with the acquisition of exactEarth and certain technologies. Amortization of this asset is a non-cash expense that can be significantly affected by the inherent subjective nature of the assigned value and useful life. Because this cost has already been incurred and cannot be recovered, and is a non-cash expense, Spire excludes this expense for its internal management reporting processes. Spire’s management also finds it useful to exclude this charge when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of this asset contributed to Spire’s revenues earned during the periods presented and will contribute to Spire’s future period revenues as well.

Mergers and acquisition related expenses. We exclude these expenses as they are transaction costs and expenses associated with the transaction that are generally one time in nature and not reflective of the underlying operational results of our business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance, and other employee costs.

Other unusual one-time costs. Spire excludes these as these are generally non-recurring items that do not reflect the on-going operational results of its business.

Our additional non-GAAP measures include:

EBITDA. We define EBITDA as net income (loss), plus depreciation and amortization expense, plus interest expense, and plus the provision for (or minus benefit from) income taxes.

Adjusted EBITDA. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted for loss on satellite deorbit and launch failure, change in fair value of warrant liabilities, change in value of contingent earned liability, other (expense) income, net, stock-based compensation, other acquisition accounting amortization, mergers and acquisition related costs and expenses, and other unusual one-time costs. We believe Adjusted EBITDA can be useful in providing an understanding of the underlying operating results and trends and an enhanced overall understanding of our financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements, such as capital expenditures and related depreciation, principal and interest payments, and tax payments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from the use of similarly titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Other Definitions

Annual Recurring Revenue (ARR). We define ARR as our expected annualized revenue from customers that are under contract with us at the end of the reporting period with a binding and renewable agreement for our subscription solutions, or a customer that has a binding multi-year contract that can range from components of our Space Services solution to a project based customer solution. These customers are considered recurring when they have signed a multi-year binding agreement that has a renewable component in the contract or a customer that has multiple contracts that we continue to have under contract over multiple years.

ARR Customers. We define an ARR Customer as an entity that has a contract with us or through our reseller partners contracts, that is either a binding and renewable agreement for our subscription solutions, or a binding multi-year contract as of the measurement date independent of the number of solutions the entity has under contract. All entities that have customer contracts for data trials are excluded from the calculation of ARR Customers. A single organization with separate subsidiaries, segments, or divisions may represent multiple customers, as we treat each entity that is invoiced separately as an individual customer. In cases where customers subscribe to our platform through our reseller partners, each end customer that meets the above definition is counted separately as an ARR Customer.

ARR Solution Customers. We define an ARR Solution Customer similarly to an ARR Customer, but we count every solution the customer has with us separately. As a result, the count of ARR Solution Customers exceeds the count of ARR Customers in each year as some customers contract with us for multiple solutions. Our multiple solutions customers are those customers that are under contract for at least two of our solutions: Maritime, Aviation, Weather, and Space Services.

Conference Call

Spire will webcast a conference call to discuss the results at 5:00 p.m. Eastern Time today. The webcast is available on Spire’s Investor Relations website at https://ir.spire.com. A replay of the call will be available on the site for three months.

Safe Harbor Statement

The forward-looking statements included in this press release and in the accompanying conference call, including for example, the quotations of management, the statements under the heading “Financial Outlook” above, the information provided in the “GAAP to Non-GAAP Reconciliations – Q3 2022 and Fiscal Year 2022 Financial Outlook” section of the tables below, statements regarding continued growth, statements regarding Spire’s expected timing to generate positive cash flow, statements regarding increasing its ARR, and statements regarding the benefits of its solutions to its customers, reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions including from an economic downturn or recession in the United States or in other countries around the world, relative growth of its ARR and revenue, the failure of the Spire and exactEarth businesses (including personnel) to be integrated successfully, the risk that revenue and adjusted EBITDA accretion or the expansion of Spire’s customer count, ARR, product offerings and solutions will not be realized or realized to the extent anticipated, the ability to maintain the listing of Spire’s securities on the New York Stock Exchange, the ability to address the market opportunity for Space-as-a-Service; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive space data analytics industries, developments in and the duration of the COVID-19 pandemic and the resulting impact on Spire’s business and operations, and the business of its customers and partners, including the economic impact of safety measures to mitigate the impacts of COVID-19, Spire’s potential inability to manage effectively any growth it experiences, Spire’s ability or inability to develop new products and services, and other risks detailed in periodic reports Spire has filed with the Securities and Exchange Commission, including Spire’s Annual Report on Form 10-K, which was filed with the SEC on March 30, 2022, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K. Significant variation from the assumptions underlying Spire’s forward-looking statements could cause its actual results to vary, and the impact could be significant. All forward-looking statements in this press release are based on information available to Spire as of the date hereof. Spire undertakes no obligation, and does not intend, to update the information contained in this press release or the accompanying conference call, except as required by law.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a leading global provider of space-based data, analytics, and space services, offering access to unique datasets and powerful insights about Earth from the ultimate vantage point so that organizations can make decisions with confidence, accuracy, and speed. Spire uses one of the world’s largest multi-purpose satellite constellations to source hard to acquire, valuable data and enriches it with predictive solutions. Spire then provides this data as a subscription to organizations around the world so they can improve business operations, decrease their environmental footprint, deploy resources for growth and competitive advantage, and mitigate risk. Spire gives commercial and government organizations the competitive advantage they seek to innovate and solve some of the world’s toughest problems with insights from space. Spire has offices in San Francisco, Boulder, Washington DC, Ontario, Glasgow, Oxfordshire, Luxembourg, and Singapore. To learn more, visit www.spire.com.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
(In thousands, except share and per share amounts)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$19,395	$9,113	$37,465	$18,829
Cost of revenue	9,573	3,727	19,419	7,055
Gross profit	9,822	5,386	18,046	11,774
Operating expenses
Research and development	8,225	7,209	16,882	14,109
Sales and marketing	6,728	4,854	13,633	8,795
General and administrative	11,274	6,896	23,958	15,290
Total operating expenses	26,227	18,959	54,473	38,194
Loss from operations	(16,405)	(13,573)	(36,427)	(26,420)
Other income (expense)
Interest income	106	1	120	2
Interest expense	(2,785)	(3,325)	(5,828)	(5,875)
Change in fair value of contingent earnout liability	180	—	697	—
Change in fair value of warrant liabilities	3,897	(4,185)	9,732	(10,176)
Loss on extinguishment of debt	(22,510)	(4,954)	(22,510)	(3,255)
Other expense, net	(2,876)	(513)	(4,045)	(136)
Total other income (expense), net	(23,988)	(12,976)	(21,834)	(19,440)
Loss before income taxes	(40,393)	(26,549)	(58,261)	(45,860)
Income tax provision	62	313	352	700
Net loss	$(40,455)	$(26,862)	$(58,613)	$(46,560)
Basic and diluted net loss per share	$(0.29)	$(1.44)	$(0.42)	$(2.56)
Weighted-average shares used in computing basic and diluted net loss per share	139,687,475	18,642,269	139,482,147	18,190,329

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss	$(40,455)	$(26,862)	$(58,613)	$(46,560)
Other comprehensive loss:
Foreign currency translation adjustments	(2,212)	435	(353)	467
Net unrealized loss on investments (net of tax)	(83)	—	(83)	—
Comprehensive loss	$(42,750)	$(26,427)	$(59,049)	$(46,093)

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2022	2021
(In thousands)	(Unaudited)	(Auditied)
Assets
Current assets
Cash and cash equivalents	$72,531	$109,256
Marketable securities	20,556	—
Accounts receivable, net (including allowance of $497 and $339 as of June 30, 2022 and December 31, 2021, respectively)	16,417	10,163
Contract assets	4,402	2,084
Other current assets	6,465	10,071
Total current assets	120,371	131,574
Property and equipment, net	55,073	48,704
Operating lease assets	10,072	—
Goodwill	52,538	53,627
Customer relationships	22,833	24,388
Other intangible assets	16,920	19,765
Other long-term assets, including restricted cash	11,114	12,136
Total assets	$288,921	$290,194
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,380	$5,824
Accrued wages and benefits	3,766	5,646
Contract liabilities, current portion	12,080	8,627
Other accrued expenses	8,301	4,823
Total current liabilities	28,527	24,920
Long-term debt	96,921	51,124
Contingent earnout liability	10,672	11,369
Deferred income tax liabilities	757	835
Warrant liability	5,328	11,482
Operating lease liabilities, net of current portion	9,444	—
Other long-term liabilities	1,148	1,600
Total liabilities	152,797	101,330
Commitments and contingencies (Note 9)
Stockholders’ equity
Common stock, $0.0001 par value, 1,000,000,000 Class A and 15,000,000 Class B shares authorized, 139,871,381 Class A and 12,058,614 Class B shares issued and outstanding at June 30, 2022; 139,096,000 Class A and 12,058,614 Class B shares issued and outstanding at December 31, 2021	15	15
Additional paid-in capital	424,884	418,575
Accumulated other comprehensive income	296	732
Accumulated deficit	(289,071)	(230,458)
Total stockholders’ equity	136,124	188,864
Total liabilities and stockholders’ equity	$288,921	$290,194

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2022	2021
(In thousands)	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(58,613)	$(46,560)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,341	3,540
Stock-based compensation	5,198	4,501
Amortization of operating lease assets	1,139	—
Accretion on carrying value of convertible notes	—	3,302
Amortization of debt issuance costs	2,673	1,544
Change in fair value of warrant liability	(9,732)	10,176
Change in fair value of contingent earnout liability	(697)	—
Loss on extinguishment of debt	22,271	2,277
Other, net	(16)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(6,708)	(1,635)
Contract assets	(2,390)	—
Other current assets	3,235	(1,044)
Other long-term assets	752	151
Accounts payable	(2,788)	1,133
Accrued wages and benefits	(1,702)	153
Contract liabilities	4,378	2,862
Other accrued expenses	1,828	456
Operating lease liabilities	(617)	—
Other long-term liabilities	(46)	1,016
Net cash used in operating activities	(32,494)	(18,151)
Cash flows from investing activities
Purchases of short-term investments	(20,618)	—
Purchase of property and equipment	(12,485)	(5,581)
Investment in intangible assets	—	(2)
Net cash used in investing activities	(33,103)	(5,583)
Cash flows from financing activities
Proceeds from long-term debt	100,360	70,000
Payments on long-term debt	(71,512)	—
Proceeds from issuance of convertible notes payable	—	20,000
Payments on redemption of long-term debt	—	(29,628)
Payments of debt issuance costs	(4,342)	(4,274)
Proceeds from exercise of stock options	796	673
Proceeds from employee stock purchase plan	332	—
Net cash provided by financing activities	25,634	56,771
Effect of foreign currency translation on cash, cash equivalent and restricted cash	3,213	403
Net (decrease) increase in cash, cash equivalents and restricted cash	(36,750)	33,440
Cash, cash equivalents and restricted cash
Beginning of year	109,645	15,986
End of period	$72,895	$49,426

GAAP to Non-GAAP Reconciliations

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except for share and per share amounts)	2022	2021	2022	2021
Net loss (GAAP)	$(40,455)	$(26,862)	$(58,613)	$(46,560)
Adjustments:
Exclude stock-based compensation	2,909	1,994	5,198	4,501
Exclude merger and acquisition related expenses	1,513	317	4,527	2,584
Exclude amortization of purchased intangibles	1,688	-	3,422	-
Exclude other acquisition accounting amortization	174	-	357	-
Exclude change in fair value of contingent earnout liability	(180)	-	(697)	-
Exclude change in fair value of warrant liabilities	(3,897)	4,185	(9,732)	10,176
Exclude loss on extinguishment of debt	22,510	4,954	22,510	3,255
Exclude other (expense) income, net	2,876	513	4,045	136
Exclude other unusual one-time costs	-	-	-	387
Net loss (Non-GAAP)	$(12,862)	$(14,899)	$(28,983)	$(25,521)

Net loss per share (GAAP)	$(0.29)	$(1.44)	$(0.42)	$(2.5596)
Adjustments:
Exclude stock-based compensation	0.02	0.1070	0.04	0.25
Exclude merger and acquisition related expenses and other unusual one-time costs	0.01	0.0170	0.03	0.16
Exclude amortization of purchased intangibles and other acquisition accounting amortization	0.01	-	0.03	-
Exclude change in fair value of warrant liabilities and change in value of contingent earnout liability	(0.03)	0.2245	(0.07)	0.56
Exclude loss on extinguishment of debt	0.16	0.2657	0.16	0.18
Exclude other (expense) income, net	0.02	0.0275	0.03	0.01
Net loss per share (Non-GAAP)	$(0.09)	$(0.80)	$(0.21)	$(1.40)

Weighted-average shares used in computing basic and diluted net loss per share	139,687,475	18,642,269	139,482,147	18,190,329

Net loss (GAAP)	$(40,455)	$(26,862.00)	$(58,613)	$(46,560)
Depreciation and amortization	4,507	$1,829.00	9,341	3,540
Net Interest	2,679	$3,324.00	5,708	5,873
Taxes	62	$313.00	352	700
EBITDA	(33,207)	$(21,396.00)	(43,212)	(36,447)
Change in fair value of contingent earnout liability	(180)	-	(697)	-
Change in fair value of warrant liabilities	(3,897)	4,185	(9,732)	10,176
Loss on extinguishment of debt	22,510	4,954	22,510	3,255
Other (expense) income, net	2,876	513	4,045	136
Stock-based compensation	2,909	1,994	5,198	4,501
Mergers and acquisition related expenses	1,513	317	4,527	2,584
Other unusual one-time costs	-	-	-	387
Other acquisition accounting amortization	174	-	357	-
Adjusted EBITDA	$(7,302)	$(9,433)	$(17,004)	$(15,408)

GAAP to Non-GAAP Reconciliations – Q3 2022 and Full Year 2022 Financial Outlook

(In thousands, except for share and per share amounts)	Q3'22 Ranges
	Low	High
Revenue	$19,500	$20,500
	Low	High
Loss from operations (GAAP)	$(16,588)	$(15,588)
Adjustments:
Exclude stock-based compensation	2,907	2,907
Exclude merger and acquisition related expenses	-	-
Exclude amortization of purchased intangibles	1,705	1,705
Exclude other acquisition accounting amortization	176	176
Loss from operations (Non-GAAP)	$(11,800)	$(10,800)

	Low	High
Net loss per share (GAAP)	$(0.14)	$(0.13)
Adjustments:
Exclude stock-based compensation	0.02	0.02
Exclude merger and acquisition related expenses	-	-
Exclude purch intangibles and other purch acctg amortization	0.01	0.01
Exclude other expense, net	-	-
Net loss per share (Non-GAAP)	$(0.11)	$(0.10)
Weighted-average shares used in computing basic and diluted net loss per share	139,932,517	139,932,517

	Low	High
Net loss (GAAP)	$(20,076)	$(19,076)
Depreciation and amortization	4,757	4,757
Net Interest	3,111	3,111
Taxes	272	272
EBITDA	$(11,936)	$(10,936)
Stock-based compensation	2,907	2,907
Mergers and acquisition related expenses	-	-
Other acquisition accounting amortization	176	176
Other expense, net	131	131
Adjusted EBITDA	$(8,722)	$(7,722)

(In thousands, except for share and per share amounts)	FY 2022 Ranges
	Low	High
Revenue	80,000	83,000

	Low	High
Loss from operations (GAAP)	$(69,352)	$(66,352)
Adjustments:
Exclude stock-based compensation	11,042	11,042
Exclude merger and acquisition related expenses	4,528	4,528
Exclude amortization of purchased intangibles	6,566	6,566
Exclude other acquisition accounting amortization	709	709
Loss from operations (Non-GAAP)	$(46,507)	$(43,507)

	Low	High
Net loss per share (GAAP)	$(0.70)	$(0.68)
Adjustments:
Exclude stock-based compensation	0.08	0.08
Exclude merger and acquisition related expenses	0.03	0.03
Exclude purch intangibles and other acq acctg amortization	0.05	0.05
Exclude other income, net	0.12	0.12
Net loss per share (Non-GAAP)	$(0.42)	$(0.40)

Weighted-average shares used in computing basic and diluted net loss per share	139,760,233	139,760,233

	Low	High
Net loss (GAAP)	$(98,601)	$(95,601)
Depreciation and amortization	20,074	20,074
Net Interest	12,320	12,320
Taxes	541	541
EBITDA	$(65,666)	$(62,666)
Stock-based compensation	11,042	11,042
Mergers and acquisition related expenses	4,528	4,528
Other acquisition accounting amortization	709	709
Other income, net	16,387	16,387
Adjusted EBITDA	$(33,000)	$(30,000)

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Hillary Yaffe

Head of Communications

Hillary.Yaffe@spire.com

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Benjamin Hackman

Head of Investor Relations

Benjamin.Hackman@spire.com